EXHIBIT 99.1

MULTIMEDIA GAMES, INC . For more information contact: Ginny Shanks Chief Marketing Officer Multimedia Games, Inc. 512-334-7500	PRESS RELEASE Joseph N. Jaffoni Richard Land Jaffoni & Collins Incorporated 212-835-8500 or mgam@jcir.com

MULTIMEDIA GAMES NAMES PATRICK RAMSEY INTERIM CHIEF EXECUTIVE OFFICER FOLLOWING
APPOINTMENT OF ANTHONY SANFILIPPO AS CHIEF EXECUTIVE OFFICER OF PINNACLE
ENTERTAINMENT

- Stephen Greathouse Appointed Vice Chairman of the Board of Directors and
Chairman of a Special Committee to Explore Strategic Alternatives -

Austin, TX, – March 15, 2010 – Multimedia Games, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) announced today that Patrick Ramsey, 36, who has served as Chief Operating Officer since September 2008, has been appointed to the additional role of Interim Chief Executive Officer of the Company, effective immediately.  The appointment follows the announcement that Anthony Sanfilippo, who served as President and Chief Executive Officer of Multimedia Games since June 2008, has been appointed President and Chief Executive Officer of Pinnacle Entertainment, Inc.  Mr. Sanfilippo will remain on Multimedia Games’ Board of Directors.  Multimedia Games also announced that Stephen Greathouse, a Director since April 2009, has been named Vice Chairman of the Board of Directors and Chairman of a special committee that will explore strategic alternatives.

Patrick Ramsey joined Multimedia Games in September 2008, after serving for over six years in various executive and operational positions with Harrah's Entertainment, Inc.  As Chief Operating Officer, Mr. Ramsey has overseen all aspects of the Company’s day-to-day operations including working closely with customers to maximize profitability from Multimedia Games’ revenue-sharing agreements including approximately 16,000 gaming units in operation domestically and internationally.

Michael J. Maples, Sr., Chairman of the Board of Directors, commented, “Anthony brought tremendous vision and experience to Multimedia Games and under his leadership, Multimedia Games implemented a broad range of strategic initiatives that have improved the Company’s operating discipline, financial foundation and new game development processes.  Importantly, he was instrumental in recruiting new management talent to the Company as well as accomplished gaming industry executives to our Board of Directors.

“As a result, Multimedia Games is well positioned under Pat’s leadership to make further progress on our strategic initiatives.  Our progress to date includes improved cash generation, reduced outstanding borrowings, the settlement of significant outstanding litigation, the renewal of our central determinant system contract with the New York Lottery, expanded licensing initiatives and effective development of new games for a growing number of Class III and Class II gaming markets that are being met with increasing interest from customers.  In addition to Pat, Multimedia Games also has a very capable operating team through the addition of talented individuals and a realignment of our personnel that have many years of experience with the Company which positions us to continue executing on our goals and strategies.  I believe the Company is on a much stronger footing today than it was just eighteen months ago.  We appreciate Anthony’s contributions and oversight of our comprehensive strategic initiatives during his time at Multimedia Games and look forward to benefiting from his ongoing service on our Board of Directors.  We wish him the best on his new endeavor.

“Further, Steve Greathouse has been appointed to the position of Vice Chairman of the Board of Directors and he will also head a special committee which will consider all strategic alternatives available to our Company.  Steve, who has served on our Board since April 2009, is an ideal person to serve as Vice Chairman and to lead our review process as he is a veteran gaming industry executive who has been involved in the Las Vegas hotel and gaming industry for more than 30 years, most recently as Senior Vice President of Operations for the Mandalay Resort Group.”

In connection with the strategic review process, Multimedia Games has engaged Deutsche Bank Securities as exclusive financial advisor to assist the Company and the special committee in reviewing and structuring strategic alternatives including, but not limited to, the sale of the Company.

Patrick Ramsey commented, “Multimedia Games’ management team and Board of Directors are committed to maximizing value for all shareholders.  Importantly, our commitment to this goal includes our continued execution on the strategic initiatives we have put in place, ongoing support for our customers, our large installed base of gaming units and our operation of the central determinant system for the New York Lottery as well as the ongoing development of new Class III and Class II gaming products for an increasing number of markets.”

Anthony Sanfilippo added, “It took a unique opportunity for me to decide to make this career move.  As a Director and significant shareholder in Multimedia Games, I remain committed to assisting the Company as it progresses on its operating plan.  Based on my long-term working and personal relationship with Pat, I believe he is fully capable of leading the Company’s efforts going forward.”

At Harrah’s, Mr. Ramsey served as Vice President and Executive Associate to the Vice Chairman at Harrah's corporate headquarters in Las Vegas, where he worked on domestic and international development, design and construction, and sports and entertainment. He has significant slot operation and product experience, having served as Vice President of Slots & Security at Caesars Atlantic City, where he was responsible for maximizing the performance of over 3,000 gaming devices, which generated more than $400 million in annual revenue. In addition to Caesars Atlantic City, he served in executive positions at Harrah's Joliet (Illinois) and Harrah's East Chicago (Indiana), as well as the company's Central Division office in Memphis.  He holds a BA in economics from Harvard University and an MBA from the Kellogg School of Management at Northwestern University.

About Multimedia Games
Gaming technology developer and distributor, Multimedia Games, is a creator and supplier of comprehensive systems, content and electronic gaming units for Class III and Class II Native American gaming markets, as well as for commercial casinos and charity and international bingo markets.  Multimedia Games has approximately 16,000 gaming units in operation domestically and internationally installed on revenue-sharing arrangements.  Multimedia Games also supplies the central determinant system for approximately 12,500 video lottery terminals (“VLTs”) installed at racetracks in the State of New York.  Multimedia Games is focused on the further development of new gaming systems and products for the markets it currently serves as well as for new domestic and international market opportunities.  Additional information may be found at www.multimediagames.com.

Cautionary Language
This press release contains forward-looking statements based on Multimedia Games and its key personnel’s’ current expectations and projections of future events and facts and circumstances present as of the date of this press release.  All forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  The words “will,” “believe” “plan,” “forward,” “progress,” “anticipate,” “expect,” “continue,” “remain,” “commit,” “pursue,” “achieve,” “goal,” “further,” “improve,” “develop,” “execute,” “increase,” “initiate,” “lead,” “efforts,” “intend,” “assist,” “engage,” or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its organizational structure, shareholder value, products and markets are intended to identify such forward-looking statements.  These forward-looking statements include, among other things, references to future actions, new agreements, projects, strategic alternatives and managerial and organizational structures, future performance, outcomes of contingencies and future financial results of either Multimedia Games or its customers.

These forward-looking statements reflect the current views and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games’ performance and / or the outcome of its agreements or initiatives to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to: the failure to attract and/or retain key employees; management’s ability to effectively implement and maintain operations, finance, sales, marketing and strategic initiatives or goals and/or the outcomes of these initiatives or goals may differ materially from their stated objectives; the ability of the special committee and / or its advisors to maximize shareholder value through strategic alternatives, including the potential sale of the company, or otherwise; unfavorable reaction or perception related to managerial changes or organizational and strategic restructuring, or the potential sale of the company, by our customers; the risk inherent to implementing strategies and / or initiatives, including but not limited to, strategic alternatives, player preferences and reactions, casino employment of games, location of games on the casino floor, and the risk of equipment malfunction; the possible negative effects of local and national economic conditions on both commercial and tribal gaming markets; unfavorable changes in laws, regulatory requirements or unanticipated enforcement action which may affect us, our agreements, our games or our customers, and/or adverse decisions by courts, regulators and/or governmental bodies; delay or prevention of our entry into markets due to the inability of Multimedia Games or its key employees to secure or maintain its agreements or its required licenses or approvals, or other issues; a refusal by our customers to honor new or existing agreements; unfavorable changes in the preferences of our customers or their end users; software or hardware malfunction or fraudulent manipulation thereof; inability to successfully introduce new and existing games and/or systems into new and existing markets; failure to expand in certain markets or the failure to achieve improved performance of our games or systems; and our ability to comply with restrictions contained in our credit facility.  Other important risks and uncertainties that may affect our business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia Games’ filings with the Securities and Exchange Commission.  Multimedia Games disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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